Van Kampen New York Value Municipal Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

  Nassau
  County                                                             UBS Paine
 Interim                                                               Webber
 Finance                                                                Inc,
Authority   05/16/  4,616,   $109.1 $503,745  1,000,  0.199%   0.88   Goldman
(A Public     03      431      2      ,000      000             9%    Sachs &
 Benefit                                                                Co,
Corporatio                                                           Citigroup
 n of the                                                              Global
 State of                                                             Markets
New York)                                                               Inc,
Sales Tax                                                              Morgan
  Secure                                                              Stanley,
  Bonds,                                                             MR Beal &
  Series                                                              Company,
2003 A & B                                                             First
                                                                       Albany
                                                                     Corporatio
                                                                     n, Merrill
                                                                      Lynch &
                                                                        Co,
                                                                     Ramirez &
                                                                      Co Inc,
                                                                      RBC Dain
                                                                      Rauscher
                                                                      Inc and
                                                                     Roosevelt
                                                                      & Cross
                                                                        Inc


                                                                     JP Morgan
Dormitory                                                            Securities
Authority                                                            Inc, Bear
  of the                                                             Stearns &
 State of                                                             Co Inc,
 New York   06/06/  3,312,   $108.0 $357,710  1,000,  0.280%   0.87    Lehman
  Court       03      129      0      ,000      000             4%   Brothers,
Facilities                                                             Morgan
  Lease                                                               Stanley,
 Revenue                                                               first
Bonds (The                                                             Albany
 City of                                                             Corporatio
 New York                                                             n, CIBC
  Issue)                                                               World
  Series                                                              Markets,
  2003A                                                               Jackson
                                                                     Securities
                                                                        LLC,
                                                                      Goldman
                                                                      Sachs &
                                                                       Co, JB
                                                                     Hanauer &
                                                                      Company,
                                                                       Prager
                                                                      Sealy &
                                                                     Co, David
                                                                       Lerner
                                                                     Associates
                                                                        Inc,
                                                                      Merrill
                                                                      Lynch &
                                                                        Co,
                                                                     Citigroup
                                                                       Global
                                                                      Markets
                                                                     Inc, Quick
                                                                      & Reilly
                                                                        Inc,
                                                                     Ramirez &
                                                                      Co Inc,
                                                                     UBS Paine
                                                                     Webber Inc
                                                                        and
                                                                      Siebert
                                                                     Brandford
                                                                     Shank & Co